UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2009

MobiClear Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

13 Spottiswood Park Road
Singapore		088640
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011-65 6324-0225

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 17, 2009, Derek E. Hjelm resigned from the board of directors of Mobiclear Inc. Mr. Hjelm’s resignation was not the result of any disagreement between Mr. Hjelm and Mobiclear on any matter relating to Mobiclear’s operations, policies, or practices.

On November 17, 2009, Mobiclear’s board of directors appointed Bala Balamurali, age 44, to fill the vacancy on Mobiclear’s board of directors created by Mr. Hjelm’s resignation.

Mr. Balamurali has been a director of Whitefields Capital Limited since July 2009. He served as the acting Chief Executive Officer and business development adviser of Radius–ED Limited from October 2008 to June 2009. From February 2007 to October 2008, he served as the Managing Director of SmartConnect Global Pte Ltd., a subsidiary of Smart Communications Inc., a Philippines corporation. At SmartConnect he established Smart’s presence in Singapore and facilitated Smart’s entrance into the GSM communications and satellite broadband markets. From August 2001 to January 2007, he was the Chief Marketing Officer and Senior Vice President of ACeS International Limited, where he was responsible for market entry into complex markets such as China and facilitated the strategic partnership between ACeS and Inmarsat. He holds an MBA from Henley Business School and is also a chartered management accountant (CMA).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR, INC. Registrant

Date: November 23, 2009	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

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